UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Increases

On February 16, 2019, the compensation committee of the board of directors (the “Compensation Committee”) of CytoDyn Inc., a Delaware corporation (the “Company”), approved new annual base salaries for the following officers in the following amounts: (i) Nader Z. Pourhassan, Ph.D., President and Chief Executive Officer, $650,000; (ii) Michael D. Mulholland, Chief Financial Officer, $375,000; (iii) Richard G. Pestell, M.D., Ph.D., Chief Medical Officer, $600,000; and (iv) Nitya G. Ray, Ph.D., Chief Technology Officer—Head of Process Sciences, Manufacturing and Supply Chain, $400,000. The annual base salary increases described above became effective upon the approval of the Compensation Committee.

Warrant Issuance

On February 16, 2019, the board of directors approved a grant to Scott A. Kelly, chairman of the board of directors, of a warrant covering 500,000 shares of the Company’s common stock, with an exercise price of $0.51 per share, vesting in four equal quarterly installments commencing on May 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

February 22, 2019	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer